Exhibit 4.3

MODIFICATION AGREEMENT

This Modification Agreement is entered into as of December 31, 2010, by and between Goode Skullcandy Holdings LLC, a Delaware limited liability company (“Goode”) and Skullcandy, Inc., a Delaware corporation (the “Company”).

Whereas, the Company entered into a Securities Purchase and Redemption Agreement by and among the Company, Goode, and each of the Security Holders listed on Exhibits A-1 and A-2 attached thereto, dated November 28, 2008 (the “Purchase Agreement”) and the Management Incentive Plan (the “MIP,” attached as Exhibit I to the Purchase Agreement) between the Company and the Key Employees (as such term is defined in the MIP) who have signed a Participation Agreement (Exhibit A to the MIP) (the “Participation Agreement”) through the date hereof;

Whereas, the Company and Goode now desire to amend the Purchase Agreement;

Now Therefore, for good and valuable consideration, the parties agree as follows (terms used herein but not defined shall have the meaning ascribed to such terms in the Purchase Agreement):

1.	Section 2.7 of the Purchase Agreement is amended and restated in its entirety as follows:

“2.7. Contingent Payment Amount.

(a) Within ten days of the earliest to occur of (i) the completion by the Company of a Qualified IPO, (ii) the sale or other disposition of a majority of the ownership interest of the Company or (iii) December 21, 2013, the Company will pay each Selling Holder the product of $17.5 million and such Selling Holder’s Pro Rata Portion.

(b) On the date hereof, the Company will issue to each Key Employee, as of the date hereof, a subordinated promissory note, in substantially the form attached hereto as Exhibit M (the “Promissory Note”), equal to $16.5 million multiplied by such Key Employee’s percentage interest in the Management Incentive Plan. The terms of the Promissory Note shall be governed by the terms stated therein. Upon issuance of the Promissory Note, the Management Incentive Plan attached hereto as Exhibit I and the Participation Agreement attached thereto as Exhibit A thereto shall each terminate and be of no further effect, and the issuance of the Promissory Notes by the Company shall constitute full payment and satisfaction of the Company’s obligations under the Management Incentive Plan.”

2.	Goode, as Agent to that certain Convertible Secured Promissory Note, dated November 28, 2008, by and between the Company and Goode, hereby consents to the issuance of the Promissory Notes.

3.	David Oddi and Joe Ferreira agree to voluntarily resign from the board of directors of the Company (the “Board”) upon the effective date of a Qualified IPO or other Liquidity Event (as defined in the Promissory Note).

4.	So long as the Investors continue to own at least 25% of the Common Stock into which the Convertible Note and the Series C Preferred Stock are converted upon a Qualified IPO, the Company will grant one board observer seat as nominated by Goode, such observer to be invited to and permitted to participate in all meetings of the Board.

5.	Goode will make good faith efforts to pursue other strategic alternatives with respect to possible transactions that could reasonably result in a Liquidity Event. The preceding sentence shall not be construed as Goode providing consent to such transaction or a waiver of its consent rights.

6.	The Company will file its Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) by January 28, 2011.

7.	The Company will make good faith efforts to have the Registration Statement declared effective by the SEC within a commercially reasonable timeframe following the initial filing of the Registration Statement, unless, in the opinion of the underwriters, there is a meaningfully adverse change in market conditions, or unless the Company elects to pursue a Liquidity Event in lieu of consummating the offering contemplated by the Registration Statement.

In Witness Whereof, the parties enter into this Modification Agreement as of the date set forth above.

Company:	Investor:

Skullcandy, Inc.	Goode Skullcandy Holdings LLC

/s/ Mitch Edwards	/s/ David J. Oddi
Name: Mitch Edwards	Name: David J. Oddi
Title: CFO	Title: Manager

Selling Holders’ Representative

/s/ Richard Alden
Name: Richard Alden

Selling Holder:

Dry Dog LLC

/s/ Tyson Andrus
Name: Tyson Andrus
Title: Managing Member

Selling Holder:

Jeremy Andrus

/s/ Jeremy Andrus

Selling Holder:

Ptarmagin, LLC

/s/ Richard Alden
Name: Richard Alden
Title: Director

Selling Holder:

Mercato Partners, L.P.

By: Mercato Partners, LLC

Its: General Partner

/s/ Greg Warnock
Name: Greg Warnock
Title: Manager

Selling Holder:

Mercato Partners QP, L.P.

By: Mercato Partners, LLC

Its: General Partner

/s/ Greg Warnock
Name: Greg Warnock
Title: Manager

Selling Holder:

Gazelle Investments, LLC

/s/ Greg Warnock
Name: Greg Warnock
Title: Manager

Selling Holder:

Greg Warnock

/s/ Greg Warnock

Selling Holder:

Monarch Partners

/s/ Jeff Kearl
Name: Jeff Kearl
Title: Managing Director

Selling Holder:

Brent Andrus

/s/ Brent Andrus

Selling Holder:

Sandstone Trust

/s/ Cheri Andrus
Name: Cheri Andrus
Title: Trustee

Selling Holder:

Richard Alden

/s/ Richard Alden